Exhibit 5.1
May 20, 2008
Liberty Lane Acquisition Corp.
One Liberty Lane
Hampton, NH 03842
Re:       Liberty Lane Acquisition Corp.
Registration Statement on Form S-1
Ladies and Gentlemen:
          We have acted as special counsel to Liberty Lane Acquisition Corp., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (File No. 333-149886) (the “Registration Statement”) for the purpose of registering with the Commission under the Securities Act of 1933 (the “Securities Act”), the sale by the Company of (a) 35,000,000 units (the “Units”), with each Unit consisting of (i) one share of the Company’s common stock, $.001 par value per share (the “Common Stock”), and (ii) one half of one warrant, each whole warrant entitling the holder to purchase one share of Common Stock, subject to anti-dilution adjustments (the “Warrants”), and up to 5,250,000 Units at the underwriter’s option to cover over-allotments, and (b) all shares of Common Stock and all Warrants issued as part of the Units.
          This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
          In rendering the opinions set forth herein, we have examined and relied on originals or copies of (a) certain resolutions of the Board of Directors of the Company (the “Board”), (b) certain resolutions of the stockholders of the Company, (c) the Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on March 7, 2008, (d) the By-Laws of the Company as currently in effect; (e) the form of the Amended and Restated Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of Delaware, (f) the form of the Amended and Restated By-Laws of the Company filed as an Exhibit to the Registration Statement, (g) the form of the

Liberty Lane Acquisition Corp.
May 20, 2008

Warrant Agreement proposed to be entered into, by and between the Company and American Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), (h) the form of the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and between the Company and the underwriter, (i) specimen certificates evidencing the Units, the Common Stock and the Warrants, in each case filed as an exhibit to the Registration Statement, and (j) the Registration Statement, in the form filed with the Commission on the date hereof. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.
          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties and that each of the documents identified in clauses (e) through (i) of the preceding paragraph will have been entered into or filed or adopted as appropriate and will be the valid and binding obligation of the Company and the other parties thereto. In rendering the opinions set forth below, we have assumed that, at or prior to the time of issuance and delivery of the Units and the Common Stock and Warrants included in the Units, the Registration Statement will have become effective under the Securities Act, the Units and the Common Stock included in the Units will have been registered by the transfer agent and registrar for the Units and the Common Stock, and the Warrants will have been registered by the warrant agent. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and of public officials.
          Our opinions set forth herein are limited to the Delaware corporate law and the laws of the State of New York that, in our experience, are applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein.
          The opinions set forth below are subject to the following further qualifications, assumptions and limitations:
          (a) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar

Liberty Lane Acquisition Corp.
May 20, 2008

laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and
          (b) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations.
          Based upon and subject to the foregoing, we are of the opinion that:
          1. Each Unit has been duly authorized by the Company and, when the Units are delivered to and paid for by the underwriter in accordance with the terms of the Underwriting Agreement, each Unit will be validly issued.
          2. Each share of Common Stock included in the Units has been duly authorized by the Company and, when the Units are delivered to and paid for by the underwriter in accordance with the terms of the Underwriting Agreement, each share of Common Stock will be validly issued, fully paid and nonassessable.
          3. Each Warrant included in the Units has been duly authorized by the Company and, when the Units are delivered to and paid for by the underwriter in accordance with the terms of the Underwriting Agreement and the Warrant Agreement, each Warrant will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.
          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP